SPECIAL POWER OF ATTORNEY



          KNOW ALL MEN BY THESE PRESENTS: That I, J.R. SIMPLOT, hereby constitute and appoint SCOTT R. SIMPLOT or RONALD N. GRAVES my true and lawful attorney in my name, place and stead, and for my use and benefit as follows:

            For the special purpose of signing all beneficial owner filings, and any amendments thereof, as may be required to be filed from time to time with the Securities and Exchange Commission,

and to sign, seal, execute, deliver and acknowledge such instruments in writing of whatever kind and nature as may be necessary or proper in the premises.

          I HEREBY give and grant unto each said attorney full power and authority to do and perform individually all and every act and thing whatsoever requisite and necessary to be done, as fully to all intents and purposes as I might or could do if personally present, and hereby ratify and confirm all that each said attorney shall lawfully do or cause to be done by virtue of these presents.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 26th day of October, 2005.




                                        /s/ J.R. Simplot
                                        ------------------------------------
                                        J.R. SIMPLOT